Exhibit 21
SUBSIDIARIES OF APPLIED MATERIALS, INC.
As of 10/31/2010

PLACE OF
LEGAL ENTITY NAME		INCORPORATION
Applied Materials Japan, Inc.		Japan
Applied Materials (Holdings)	(1)	California
Applied Materials Asia-Pacific, Ltd.	(2)	Delaware
Applied Materials Israel, Ltd.	(3)	Israel
Applied Materials SPV1, Inc.	(4)	Delaware
AKT, Inc.	(5)	Japan
Etec Systems, Inc.		Nevada
AKT Japan, LLC		Delaware
Applied Materials India Private Limited		India
Metron Technology, Inc.	(6)	Delaware
Applied Ventures, LLC		Delaware
1325949 Ontario Inc.	(7)	Canada
Applied Materials (Chennai) Private Limited		India
AFCO GP, LLC		Colorado
Applied Films Taiwan Co., Ltd.		Taiwan
AFCO C.V.	(a )	The Netherlands
Applied Films Asia Pacific Limited		Hong Kong
PT Applied Materials Indonesia		Indonesia
Semitool, Inc.	(8)	Montana
TF Solar Manufacturing LLC		Delaware

(1) Applied Materials (Holdings) owns the following subsidiary:
Applied Materials UK Limited		California

(2) Applied Materials Asia-Pacific, Ltd. owns the following subsidiaries:
Applied Materials Korea, Ltd.		Korea
Applied Materials Taiwan, Ltd.		Taiwan
Applied Materials South East Asia Pte. Ltd.	(b )	Singapore
Applied Materials China, Ltd.	(c )	Hong Kong
AMAT (Thailand) Limited		Thailand
Applied Materials (Shanghai) Co., Ltd.		P.R. China
Applied Materials (China) Holdings, Ltd.	(d )	P.R. China

(3) Applied Materials Israel, Ltd. owns the following subsidiary:
Integrated Circuit Testing GmbH		Germany

(4) Applied Materials SPV1, Inc. owns the following subsidiary:
Applied Materials SPV2, Inc.	(e )	Delaware

(5) AKT, Inc. owns the following subsidiary:
AKT America, Inc.		California

PLACE OF
LEGAL ENTITY NAME			INCORPORATION
(6) Metron Technology, Inc. owns the following subsidiaries:
Metron Technology (Benelux) B.V.			The Netherlands
Metron Technology (Europa) Ltd.	(f	)	United Kingdom
Metron Technology (Israel) Ltd.			Israel
Metron Technology (Asia) Ltd.	(g	)	Hong Kong
Metron Technology Distribution Corporation			Nevada

(7) 1325949 Ontario Inc. owns the following subsidiary:
Applied Materials Canada, Inc.			Canada

(8) Semitool, Inc. owns the following subsidiaries:
Rhetech, Inc.			Delaware
Semitool Austria GmbH			Austria
Semitool Halbleitertechnik Vertriebs GmbH			Germany
Semitool Europe Ltd.	(h	)	United Kingdom
Semitool (Asia) Pte Ltd.			Singapore
Semitool Japan, Inc.			Japan
Semitool Korea, Inc.			South Korea
Semitool Semiconductor Equipment Technology			PRC
(Shanghai) Co., Ltd.
Semitool (Taiwan) Inc.			Nevada
Semitool (Philippines) Inc.			Nevada
Semitool France SARL			France
Semitool Italia SRL			Italy
Semitool Schweiz GmbH			Switzerland

(a) AFCO C.V. owns the following subsidiaries:
Applied Materials Europe BV	(i	)	The Netherlands
Applied Materials Deutschland Holding	(j	)	Germany
GmbH

(b) Applied Materials South East Asia Pte. Ltd. owns the following subsidiary:
Applied Materials (AMSEA) Sdn Bhd			Malaysia
Applied Materials (Penang) Sdn Bdh			Malaysia

(c) Applied Materials China, Ltd. owns the following subsidiaries:
Applied Materials China (Tianjin) Co., Ltd.			P.R. China
Applied Materials (China), Inc.			P.R. China

(d) Applied Materials (China) Holdings, Ltd., owns the following subsidiary:
Applied Materials (Xi’an), Ltd.			P.R. China
Applied Materials (Suzhou) Co., Ltd.			P.R. China

PLACE OF
LEGAL ENTITY NAME			INCORPORATION
(e) Applied Materials SPV2, Inc. owns the following 50-50 joint venture:
eLith LLC			Delaware

(f) Metron Technology (Europa) Ltd. owns the following subsidiaries:
Shieldcare Limited			Scotland

(g) Metron Technology (Asia) Ltd. owns the following subsidiaries:
Metron Technology (Shanghai) Ltd.			P.R. China
Metron Technology (Taiwan) Ltd.			Taiwan
Metron Technology (Singapore) Pte. Ltd.			Singapore
Metron Technology (Malaysia) Sdn Bhd			Malaysia

(h) Semitool Europe Ltd. owns the following subsidiary:
Semitool Israel Limited			Israel

(i) Applied Materials Europe BV owns the following subsidiaries:
Applied Materials GmbH			Germany
Applied Materials France SARL			France
Applied Materials Ireland Ltd.			Ireland
Applied Materials Belgium N.V.			Belgium
Applied Materials Spain S.L.			Spain
Applied Materials Switzerland SA	(k	)	Switzerland
Applied Materials Netherlands B.V.			The Netherlands
Applied Materials Italia S.r.l.	(l	)	Italy

(j) Applied Materials Deutschland Holding GmbH owns the following subsidiaries:
Applied Materials Verwaltung GmbH			Germany
Applied Materials GmbH & Co., KG			Germany

(k) Applied Materials Switzerland SA owns the following subsidiaries:
HCT Shaping Systems Service (Beijing) Co., Ltd.			PRC

(l) Applied Materials Italia S.p.A. owns the following subsidiary:
Baccini GmbH			Germany

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